Exhibit 3.4.4

                             SALON MEDIA GROUP, INC.
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         AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF PREFERENCES AND
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                                  RIGHTS OF THE
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             SERIES D-1 PREFERRED STOCK, SERIES D-2 PREFERRED STOCK,
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             SERIES D-3 PREFERRED STOCK, SERIES D-4 PREFERRED STOCK
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                                       AND
                                       ---
                           SERIES D-5 PREFERRED STOCK
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     (Pursuant to Section 151 of the General Corporation Law of the State of
Delaware)

     The undersigned, Conrad Lowry, the Chief Financial Officer of Salon Media Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     1. That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificates of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on July 17, 1999, November 22, 2004 and November 15, 2006 (the "Restated Certificates of Incorporation"), the Board of Directors on November 7, 2007 adopted the following resolutions:

     "WHEREAS, Section 9 of the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock, and Series D-5 Preferred Stock (the "Certificate of Designation") provides that any right, preference, privilege or power of, or restriction provided for the benefit of, the Series D Preferred Stock may be amended and the observation thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Corporation and the affirmative vote or written consent of the holders of not less than a majority of the shares of Series D Preferred Stock then outstanding.

     WHEREAS, it is in the best interest of the Corporation to fix at $1.50 the Series D-5 Preferred Stock Conversion Price for the unissued 292 shares of Series D-5 Preferred Stock as of October 29, 2007 and for all other provisions of the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock, and Series D-5 Preferred Stock to survive intact;

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Amended and Restated Certificates of Incorporation, Section 5(a)(v) of the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock, and Series D-5 Preferred Stock be amended and restated in its entirety to provide as follows: "with respect to the Series D-5 Preferred Stock issued before October 29, 2007, the price equal to seventy percent (70%) of the average of the closing sales prices of the Corporation's Common Stock, as quoted on the stock exchange or national market system on which the Corporation's Common Stock trades and as reported in the Wall Street Journal or


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similar publication, for the thirty (30) trading days prior to the date on which the Corporation provides notice to the holders of Series D Preferred Stock regarding the sale of shares of Series D-5 Preferred Stock, and with respect to the Series D-5 Preferred Stock issued after October 29, 2007, $1.50."

     RESOLVED FURTHER, that all other provisions of the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock, and Series D-5 Preferred Stock shall survive intact.

     RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary, the Chief Financial Officer or any Assistant Secretary or Assistant Treasurer of the Corporation are each authorized to execute, acknowledge and file an amendment to the Certificate of Designation in accordance with Section 103 of the Delaware General Corporation Law."

     2. That, in accordance with the Certificate of Designation, this amendment to the Certificate of Designation was approved in writing by the holders of a majority of the then-outstanding shares of Series D Preferred Stock.

                  [Remainder of page intentionally left blank.]



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     IN WITNESS WHEREOF, I have executed this Certificate and do affirm under penalty of perjury that the foregoing is the act and deed of the Corporation and that the facts stated herein are true as of this 14 day of November 2007.


                                        /s/ Conrad Lowry
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                                        Conrad Lowry
                                        Chief Financial Officer and Secretary


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